Exhibit 4.2

XILINX, INC.,
as Issuer,
ADVANCED MICRO DEVICES, INC.,
as Guarantor,
and
U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION,
as Successor in Interest to U.S. Bank National Association,
as Trustee
SECOND SUPPLEMENTAL INDENTURE
Dated as of February 14, 2022
to
INDENTURE

SECOND SUPPLEMENTAL INDENTURE, dated as of February 14, 2022 (this “Supplemental Indenture”), among Xilinx, Inc., a Delaware corporation (the “Company”), Advanced Micro Devices, Inc., a Delaware corporation (the “Parent Guarantor”), and U.S. Bank Trust Company, National Association, as successor in interest to U.S. Bank National Association, as trustee (the “Trustee”).
RECITALS
WHEREAS, the Company and the Trustee have heretofore entered into an Indenture, dated as of May 19, 2020 (the “Base Indenture” and, as amended and supplemented from time to time, including without limitation pursuant to the First Supplemental Indenture, dated as of May 19, 2020, by and between the Company and the Trustee, and this Supplemental Indenture, the “Indenture”);
WHEREAS, on the date hereof, pursuant to an Agreement and Plan of Merger, dated as of October 26, 2020 (the “Merger Agreement”), by among the Company, the Parent Guarantor and Thrones Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of the Parent Guarantor (“Merger Sub”), Merger Sub merged with and into the Company (together with the other transactions contemplated by the Merger Agreement, the “Transaction”), whereupon the separate existence of Merger Sub ceased and the Company continued as the surviving corporation and a wholly owned subsidiary of Parent Guarantor;
WHEREAS, Section 9.01 of the Base Indenture provides that the Company and the Trustee may amend or supplement the Base Indenture or the Securities of any series without the consent of any Holder to add Guarantees or security with respect to the Securities of any series;
WHEREAS, in connection with the Transaction, the Parent Guarantor desires to become a guarantor of, and provide a guarantee of, the currently outstanding $750,000,000 aggregate principal amount of 2.375% Senior Notes due 2030 under the Indenture (collectively, the “Currently Outstanding Securities”);
WHEREAS, the Trustee is the trustee of the Currently Outstanding Securities; and
WHEREAS, the boards of directors of each of the Company and the Parent Guarantor have approved and declared advisable this Supplemental Indenture.
NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parent Guarantor hereby guarantees the Company’s obligations under the Currently Outstanding Securities as follows:
ARTICLE I
RELATION TO INDENTURE; DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION
Section 1.01    Relation to Indenture. With respect to the Currently Outstanding Securities, this Supplemental Indenture constitutes an integral part of the Indenture.
Section 1.02    Definitions. For all purposes of this Supplemental Indenture, capitalized terms used and not defined herein shall have the respective meanings ascribed to such terms in the Base Indenture and the following terms shall have the following meanings:
“Guarantee” means a guarantee of all or any part of any series of Securities pursuant to the terms set forth in any Board Resolution, supplemental indenture to the Indenture and/or Officer’s Certificate.
“Guaranteed Series of Securities” means the Currently Outstanding Securities and any other series of Securities the obligations of the Company with respect to which are guaranteed by the Guarantor(s).

“Guarantor” means, with respect to a Guaranteed Series of Securities, the Parent Guarantor or any other Person that provides a Guarantee of such series under the Indenture; provided, however, that upon the release and discharge of any Person (including the Parent Guarantor) from its Guarantee with respect to a Guaranteed Series of Securities in accordance with the Indenture, such Person shall cease to be a Guarantor with respect to such Guaranteed Series of Securities.
Section 1.03    General References. All references in this Supplemental Indenture to Articles and Sections, unless otherwise specified, refer to the corresponding Articles and Sections of this Supplemental Indenture; and the term “herein”, “hereof”, “hereunder” and any other word of similar import refers to this Supplemental Indenture.
ARTICLE II
AGREEMENT TO GUARANTEE
Section 2.01    Agreement to Guarantee. The Parent Guarantor hereby agrees to provide a full and unconditional Guarantee of the Currently Outstanding Securities and thereby become the Guarantor of such Currently Outstanding Securities on the terms and subject to the conditions set forth herein (the “Parent Guarantee”).
Section 2.02    Benefits Acknowledged. The Parent Guarantor acknowledges that it shall receive direct and indirect benefits from the financing arrangements contemplated by the Indenture and from the Parent Guarantee under this Supplemental Indenture.
Section 2.03    No Requirement to Endorse Notation of Guarantee. The Parent Guarantor hereby agrees that its execution and delivery of this Supplemental Indenture shall evidence the Parent Guarantee without the need for notation on any Currently Outstanding Securities.
ARTICLE III
GUARANTEE
Section 3.01    Guarantee.
(a)    Subject to the provisions of this Article III, each Guarantor in respect of any Securities of a Guaranteed Series of Securities hereby jointly and severally unconditionally guarantees (subject to Section 3.04), on a senior unsecured basis, to each Holder of a Security of such series authenticated and delivered by the Trustee and to the Trustee and its successors, irrespective of (i) the validity and enforceability of the Indenture, the Securities of such series or the obligations of the Company or any other Guarantors to the Holders of the Securities of such series or the Trustee hereunder or thereunder or (ii) the absence of any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or default of a Guarantor, that: (a) the principal of, premium, if any, interest and defaulted interest with respect to the Securities of such series shall be duly and punctually paid in full when due, whether at Maturity, by acceleration or otherwise, and interest on the overdue principal and (to the extent permitted by law) interest or defaulted interest with respect to the Securities of such series and all other obligations of the Company or any Guarantor to the Holders of the Securities of such series or the Trustee hereunder or thereunder and all other obligations under the Indenture with respect to the Securities of such series shall be promptly paid in full or performed, all in accordance with the terms of the Indenture and thereof and (b) in case of any extension of time of payment or renewal of any Securities of such series or any of such other obligations, the same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at the Stated Maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed, or failing performance of any other obligation of the Company to the Holders of the Securities of such series, for whatever reason, each Guarantor shall be obligated to pay, or to perform or cause the performance of, the same immediately. An Event of Default under the Indenture or the Securities of such series shall constitute an event of default under the Guarantee, and shall entitle the Holders of the Securities of such series or the Trustee to accelerate the obligations of the Guarantors of the Securities of such series hereunder in the same manner and to the same extent as the obligations of the Company.

(b)    The Guarantor, by execution hereof, waives the benefit of diligence, presentment, demand for payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenant that such Guarantee shall not be discharged except by complete performance of the obligations contained in the Indenture and such Guarantee. The Guarantee is a guarantee of payment and not of collection. If any Holder or the Trustee is required by any court or otherwise to return to the Company or to any Guarantor, or any custodian, trustee, liquidator or other similar official acting in relation to the Company or such Guarantor, any amount paid by the Company or such Guarantor to the Trustee or such Holder of any Securities of a Guaranteed Series of Securities, the Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect. Each Guarantor further agrees that, as between it, on the one hand, and the Holders of the Securities of such series and the Trustee, on the other hand, (a) subject to this Article III, the Maturity of the obligations guaranteed hereby may be accelerated as provided in Article Six of the Base Indenture for the purposes of the Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby and (b) in the event of any acceleration of such obligations as provided in Article Six of the Base Indenture, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purpose of such Guarantee.
(c)    The Guarantee shall remain in full force and effect and continue to be effective should any petition be filed by or against the Company for liquidation or reorganization, should the Company become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of the Company’s assets, and shall, to the fullest extent permitted by law, continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Securities of a Guaranteed Series of Securities are pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee on the Securities of such series, whether as a “voidable preference,” “fraudulent transfer” or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Securities of such series shall, to the fullest extent permitted by law, be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.
Section 3.02    Limitation of Guarantee. The obligations of each Guarantor are limited to the maximum amount as shall, after giving effect to all other contingent and fixed liabilities of such Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Guarantee or pursuant to its contribution obligations under the Indenture, result in the obligations of such Guarantor under the Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law. Each Guarantor that makes a payment or distribution under a Guarantee shall be entitled to a contribution from each other Guarantor in a pro rata amount based on the net assets of each Guarantor, determined in accordance with GAAP.
Section 3.03    Waiver of Subrogation. Each Guarantor waives to the extent permitted by law any claim or other rights which it may now or hereafter acquire against the Company that arise from the existence, payment, performance or enforcement of such Guarantor’s obligations under the Indenture, including, without limitation, any right of subrogation, reimbursement, exoneration, indemnification, and any right to participate in any claim or remedy of any Holder of the Securities of a Guaranteed Series of Securities against the Company, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law, including, without limitation, the right to take or receive from the Company, directly or indirectly, in cash or other property or by set-off or in any other manner, payment on account of such claim or other rights. If any amount shall be paid to any Guarantor in violation of the preceding sentence and the Securities of such series shall not have been paid in full, such amount shall have been deemed to have been paid to such Guarantor for the benefit of, and held in trust for the benefit of, the Holders of the Securities of such series, and shall forthwith be paid to the Trustee for the benefit of such Holders to be credited and applied upon the Securities of such series, whether matured or unmatured, in accordance with the terms of the Indenture. Each Guarantor acknowledges that it shall receive direct and indirect benefits from the financing arrangements contemplated by the Indenture and that the waiver set forth in this Section 3.03 is knowingly made in contemplation of such benefits.

Section 3.04    Release of Guarantee.
(a)    Any Guarantee shall be automatically and unconditionally released:
(i)    with respect to a Guarantor, upon the sale or other disposition (including by way of consolidation or merger), in one transaction or a series of related transactions, of a majority of the total voting power of the capital stock or other interests of such Guarantor (other than to the Company or any Affiliate of the Company) or upon the sale or disposition of all or substantially all the property of such Guarantor (other than to any Affiliate of the Company other than another Guarantor);
(ii)    with respect to a Guaranteed Series of Securities, the legal defeasance, covenant defeasance or satisfaction and discharge of the Indenture with respect to such Currently Outstanding Securities as provided in Article Eight of the Base Indenture or such Currently Outstanding Securities ceasing to be outstanding; or
(iii)    with respect to a Guaranteed Series of Securities, as provided in a Board Resolution, supplemental indenture or Officer’s Certificate establishing such release.
(b)    The Company will give written notice as promptly as reasonably practicable to the Trustee of the automatic release of any Guarantee pursuant to this Section 3.04. At the Company’s written request, the Trustee will execute and deliver any documents, instructions or instruments evidencing any such release.
ARTICLE IV
MISCELLANEOUS
Section 4.01    Notices. Any notice or communication to the Guarantor shall be in writing (including facsimile, electronic and PDF transmission) and delivered in person or sent by first class mail or by facsimile, electronic or PDF transmission (or, in the case of any Global Securities, electronically through the customary procedures of the Depositary) addressed as follows:
Advanced Micro Devices, Inc.
Attn: Harry A. Wolin, Senior Vice President, General Counsel & Corporate Secretary
2485 Augustine Drive
Santa Clara, California 95054
Phone: (408) 749-4000
Email: harry.wolin@amd.com
Section 4.02    No Recourse Against Others. No shareholder, partner, manager, member, director, officer, employee, agent or incorporator, as such, of the Parent Guarantor shall have any liability for any obligations of the Parent Guarantor under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. This waiver and release shall be part of the consideration for the Parent Guarantee.
Section 4.03    Certain Trustee Matters. The recitals contained herein shall be taken as the statements of the Company and the Parent Guarantor, and the Trustee makes no representation as to and assumes no responsibility for their correctness. The Trustee makes no representations as to and shall not be responsible for the validity or sufficiency of this Supplemental Indenture, the Merger Agreement, the Transaction, the Parent Guarantee or the proper authorization or the due execution hereof or thereof by the Company or the Parent Guarantor. Except as expressly set forth herein, nothing in this Supplemental Indenture shall alter the duties, rights, privileges, immunities or obligations of the Trustee set forth in the Base Indenture. In entering into this Supplemental Indenture, the Trustee shall be entitled to the benefit of every provision of the Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee, whether or not elsewhere herein so provided.

Section 4.04    Continued Effect. Except as expressly supplemented and amended by this Supplemental Indenture, the Base Indenture shall continue in full force and effect in accordance with the provisions thereof, and the Indenture is in all respects hereby ratified and confirmed. This Supplemental Indenture and all its provisions shall be deemed a part of the Indenture in the manner and to the extent herein and therein provided.
Section 4.05    Governing Law. This Supplemental Indenture, the Currently Outstanding Securities and the Parent Guarantee shall be governed by and construed in accordance with the laws of the State of New York. This Supplemental Indenture and the Currently Outstanding Securities are subject to the provisions of the Trust Indenture Act that are required to be part of this Supplemental Indenture and the Currently Outstanding Securities and shall, to the extent applicable, be governed by such provisions.
Section 4.06    Counterparts. This instrument may be executed in any number of counterparts, each of which, when delivered, shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.
Section 4.07    Jury Trial Waiver. EACH OF THE COMPANY, THE PARENT GUARANTOR AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS SUPPLEMENTAL INDENTURE OR THE TRANSACTIONS CONTEMPLATED HEREBY.
[signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and delivered, all as of the day and year first above written.

XILINX, INC.
By: /s/ Brice Hill
Name:    Brice Hill
Title:    Executive Vice President,
        Chief Financial Officer

ADVANCED MICRO DEVICES, INC.
By: /s/ Devinder Kumar
Name:    Devinder Kumar
    Title:    Executive Vice President,
        Chief Financial Officer and
        Treasurer

U.S. BANK TRUST COMPANY,
NATIONAL ASSOCIATION, as
successor in interest to U.S. Bank National Association, as Trustee
By: /s/ David A. Jason
Name:    David A. Jason
Title:    Vice President